UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 10, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 10, 2013, Heron Lake BioEnergy, LLC (the “Company) entered into a Fifth Amended and Restated Forbearance Agreement with AgStar Financial Services, PCA (“AgStar”) that extended the forbearance period relating to certain covenant defaults and required monthly principal installment payments.

The Company is indebted to AgStar under an Amended and Restated Term Note dated September 1, 2011, in the principal amount of $40,000,000 (the “Term Note”), and an Amended and Restated Term Revolving Note dated September 1, 2011, in the principal amount of $8,008,689 (the “Revolving Note,” and together with the Term Note, the “Notes”).  The Company’s obligations to AgStar are further evidenced by a Fifth Amended and Restated Master Loan Agreement dated September 1, 2011 (the “MLA”).  The loans extended to the Company and evidenced by the Notes (the “Loans”) were made by AgStar to the Company for the purpose of constructing and operating an ethanol production facility in Heron Lake, Minnesota.

The Company and AgStar previously entered into a Forbearance Agreement dated December 21, 2012, which was subsequently amended and restated on January 22, 2013, February 12, 2013 and March 29, 2013, in order to permit the Company to close on the transactions contemplated by the asset purchase agreement dated January 22, 2013 between the Company and Guardian Energy Heron Lake, LLC (the “Ethanol Plant APA”).  The Ethanol Plant APA was terminated by the Company on April 4, 2013.  The Forbearance Agreement was amended again on April 12, 2013 in order to accommodate certain proposals related to recapitalization and restructuring of the Loans.

Under the Fifth Amended and Restated Forbearance Agreement, AgStar agreed to forbear from exercising its legal and contractual rights and remedies provided by the Notes, MLA, and related loan documents, including, but not limited to, the right to foreclose the real estate mortgages and security agreements and to obtain the appointment of a receiver pursuant to applicable law, in order to permit the Company additional time to document and implement a written management, governance improvement and capitalization plan as generally described in Section 4 of the Fifth Amended and Restated Forbearance Agreement.

The Company and AgStar also agreed that advances under the Revolving Note may only be advanced to the Company for the purpose of funding normal operating expenses, including the payment of interest to AgStar, during the forbearance period.  Any requests for advances on the Revolving Note are subject to the terms and conditions set forth in the MLA.  The Fifth Amended and Restated Forbearance Agreement extended the date for such advances to be made by AgStar.

Upon the occurrence of any one or more Events of Default, as defined under the Fifth Amended and Restated Forbearance Agreement, the entire unpaid balance of the Loans, including all unpaid principal, accrued interest, default charges and costs and expenses incurred by AgStar in connection with the Loans, shall be immediately due and payable by the Company and AgStar may, in its sole discretion, and without further demand or notice to the Company, protect and enforce all of its legal, contractual and equitable rights and remedies under the Loan Documents and Fifth Amended and Restated Forbearance Agreement.

The foregoing summary of the Fifth Amended and Restated Forbearance Agreement does not purport to be a complete description of all of the terms and conditions of the Fifth Amended and Restated

Forbearance Agreement and is subject to and qualified in its entirety by reference to the Fifth Amended and Restated Forbearance Agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
10.1	Fifth Amended and Restated Forbearance Agreement dated May 10, 2013 between Heron Lake BioEnergy, LLC and AgStar Financial Services, PCA †

†  Certain portions of this exhibit have been redacted and filed on a confidential basis with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of under the Exchange Act. Spaces corresponding to the deleted portions are represented by brackets with asterisks [ * * * ].

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:  May 16, 2013